Exhibit 15.2
May 8, 2006
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549
Commissioners:
We are aware that our report dated May 8, 2006 on our review of interim financial information of Valeant Pharmaceuticals International (the “Company”) for the three month periods ended March 31, 2006 and 2005 and included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2006 is incorporated by reference in its Registration Statements on Form S-3 (File No. 333-122904) and on Form S-8 (File Nos. 33-56971, 333-81383, 333-73098, 333-85572, 333-109877 and 333-109879).
Very truly yours,
PricewaterhouseCoopers LLP